Exhibit 99.1

Clipper Realty Inc. Announces Second Quarter 2020 Results

Announces Stock Repurchase Program

NEW YORK, August 10, 2020 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended June 30, 2020.

Highlights for the Three Months Ended June 30, 2020

●	Achieved quarterly revenues of $30.7 million for the second quarter of 2020, representing an increase of 8.0% compared to the same period in 2019
●	Achieved quarterly income from operations of $8.6 million for the second quarter of 2020
●	Achieved record quarterly net operating income (“NOI”)[1] of $17.3 million for the second quarter of 2020, representing an increase of 8.7% compared to the same period in 2019
●

Recorded quarterly net loss of $5.5 million for the second quarter of 2020, or $1.4 million excluding a non-recurring $4.2 million loss on modification of debt and a non-recurring $0.1 million gain on involuntary conversion

●	Achieved quarterly adjusted funds from operations (“AFFO”)[1] of $5.5 million for the second quarter of 2020
●	Declared a dividend of $0.095 per share for the second quarter of 2020

The Company also announced today a new stock repurchase program, whereby it may repurchase up to $10 million of its common stock.

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We are very pleased with our second quarter 2020 results, especially in light of the challenges posed by the ongoing COVID-19 pandemic. The safety of our tenants and employees remains our highest priority. Our properties remain operational and are currently 96% leased, with essential staff and key procedures in place to manage through the pandemic. Our second quarter rent collection rate was equal to 94% of our first quarter rent collection rate, and our July rent collection rate improved to 98%. We have $116.3 million of cash on our balance sheet, consisting of $88.3 million of unrestricted cash and $28.0 million of restricted cash, and have no debt maturities on any operating properties until 2027, providing further support in the current environment. In addition, our new lease with the City of New York at the 250 Livingston Street property will commence later this month. We remain focused on executing our strategic initiatives to create long-term value.”

Financial Results

For the second quarter of 2020, revenues increased by $2.3 million, or 8.0%, to $30.7 million, compared to $28.4 million for the second quarter of 2019. The growth was primarily attributable to bringing the Clover House property online during the third quarter of 2019, and completing renovation and re-leasing of approximately 50% of the units at the 10 West 65th Street property during the second quarter of 2019.

1 NOI and AFFO are non-GAAP financial measures.  For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

For the second quarter of 2020, net loss was $5.5 million, or $0.13 per share ($1.4 million, or $0.04 per share, excluding a non-recurring $4.2 million loss on modification of debt and a non-recurring $0.1 million gain on involuntary conversion), compared to net loss of $1.2 million, or $0.03 per share (net income of $0.6 million, or $0.01 per share, excluding a non-recurring $1.8 million loss on extinguishment of debt), for the second quarter of 2019. The change was primarily attributable to the revenue increases discussed above, offset by higher property operating expenses, property taxes, insurance expense, and depreciation and amortization expense (each such expense inclusive of the impact of bringing the Clover House property online), and higher interest expense primarily resulting from the refinancing of the Flatbush Gardens property in May 2020 and the recognition of interest expense in connection with bringing the Clover House property online.

For the second quarter of 2020, AFFO was $5.5 million, or $0.12 per share, compared to $6.1 million, or $0.14 per share, for the second quarter of 2019. The change was primarily attributable to the revenue increases discussed above, offset by higher property operating expenses, property taxes, insurance expense and interest expense.

Balance Sheet

At June 30, 2020, notes payable (excluding unamortized loan costs) was $1,091.1 million, compared to $1,009.4 million at December 31, 2019; the increase primarily reflected the refinancing of the Flatbush Gardens property in May 2020, partially offset by scheduled principal amortization.

Dividend

The Company today declared a second quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on August 21, 2020, payable August 28, 2020.

Stock Repurchase Program

The Company today announced that its Board of Directors has adopted a stock repurchase program. Under the repurchase program, the Company may repurchase its common stock at any time, or from time to time, for an aggregate total purchase price not to exceed $10 million. The Company anticipates funding for the program to come from available sources of liquidity, including cash on hand and future cash flow.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades or otherwise. The number of shares repurchased and the timing, manner, price and amount of any repurchases will be determined at the Company’s discretion, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses of capital and the Company’s financial performance.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity and other factors deemed appropriate by the Company. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to repurchase any particular number of shares.

Conference Call and Supplemental Material

The Company will host a conference call on August 10, 2020, at 5:00 PM Eastern Time to discuss the second quarter 2020 results and provide a business update pertaining to the COVID-19 pandemic. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 452581. A replay of the call will be available from August 10, 2020, following the call, through August 24, 2020, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 452581. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties (including uncertainties regarding the impact of the COVID-19 pandemic, and measures intended to curb its spread, on our business, our tenants and the economy generally), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, our Annual Report on Form 10-K for the year ended December 31, 2019, and other reports filed from time to time with the SEC.

Contact Information:

Michael Frenz

Chief Financial Officer

(718) 438-2804 x2274

M: (917) 576-7750

mfrenz@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$540,859	$540,859
Building and improvements	613,983	602,547
Tenant improvements	3,051	3,051
Furniture, fixtures and equipment	12,001	11,707
Real estate under development	34,331	31,787
Total investment in real estate	1,204,225	1,189,951
Accumulated depreciation	(120,474)	(109,418)
Investment in real estate, net	1,083,751	1,080,533

Cash and cash equivalents	88,253	42,500
Restricted cash	28,047	14,432
Tenant and other receivables, net of allowance for doubtful accounts of $4,309 and $3,361, respectively	7,847	4,187
Deferred rent	881	1,274
Deferred costs and intangible assets, net	8,199	8,782
Prepaid expenses and other assets	13,471	14,499
TOTAL ASSETS	$1,230,449	$1,166,207

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $11,380 and $11,528, respectively	$1,079,677	$997,903
Accounts payable and accrued liabilities	10,699	13,029
Security deposits	7,576	7,570
Below-market leases, net	1,367	1,625
Other liabilities	3,560	4,297
TOTAL LIABILITIES	1,102,879	1,024,424

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 17,814,672 shares issued and outstanding	178	178
Additional paid-in-capital	93,626	93,431
Accumulated deficit	(42,307)	(36,375)
Total stockholders' equity	51,497	57,234
Non-controlling interests	76,073	84,549
TOTAL EQUITY	127,570	141,783
TOTAL LIABILITIES AND EQUITY	$1,230,449	$1,166,207

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

REVENUES
Residential rental income	$23,679	$21,146	$47,397	$41,918
Commercial rental income	7,050	7,300	14,218	14,180
TOTAL REVENUES	30,729	28,446	61,615	56,098

OPERATING EXPENSES
Property operating expenses	6,868	6,747	14,027	14,310
Real estate taxes and insurance	6,778	5,707	13,642	11,438
General and administrative	2,594	2,579	4,917	4,247
Depreciation and amortization	5,872	4,590	11,430	9,139
TOTAL OPERATING EXPENSES	22,112	19,623	44,016	39,134

INCOME FROM OPERATIONS	8,617	8,823	17,599	16,964

Interest expense, net	(9,979)	(8,210)	(19,767)	(16,484)
Loss on modification/extinguishment of debt	(4,228)	(1,771)	(4,228)	(1,771)
Gain on involuntary conversion	85	-	85	-

Net loss	(5,505)	(1,158)	(6,311)	(1,291)

Net loss attributable to non-controlling interests	3,283	691	3,763	770
Net loss attributable to common stockholders	$(2,222)	$(467)	$(2,548)	$(521)

Basic and diluted net loss per share	$(0.13)	$(0.03)	$(0.15)	$(0.04)

Weighted average common shares / OP units
Common shares outstanding	17,815	17,815	17,815	17,814
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	44,132	44,132	44,132	44,131

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,311)	$(1,291)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	11,078	8,755
Amortization of deferred financing costs	608	928
Amortization of deferred costs and intangible assets	592	623
Amortization of above- and below-market leases	(228)	(830)
Loss on modification/extinguishment of debt	4,228	1,771
Gain on involuntary conversion	(85)	-
Deferred rent	393	816
Stock-based compensation	693	860
Bad debt expense	899	-
Changes in operating assets and liabilities:
Tenant and other receivables	(4,559)	222
Prepaid expenses, other assets and deferred costs	989	70
Accounts payable and accrued liabilities	(2,484)	(1,781)
Security deposits	6	398
Other liabilities	(737)	(98)
Net cash provided by operating activities	5,082	10,443

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(13,622)	(21,383)
Insurance proceeds from involuntary conversion	111	-
Sale and purchase of interest rate caps, net	(14)	-
Net cash used in investing activities	(13,525)	(21,383)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(247,798)	(76,416)
Proceeds from mortgage notes	329,424	125,000
Dividends and distributions	(8,595)	(8,538)
Loan issuance and extinguishment costs	(5,220)	(2,166)
Net cash provided by financing activities	67,811	37,880

Net increase in cash and cash equivalents and restricted cash	59,368	26,940
Cash and cash equivalents and restricted cash - beginning of period	56,932	45,864
Cash and cash equivalents and restricted cash - end of period	$116,300	$72,804

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$42,500	$37,028
Restricted cash	14,432	8,836
Total cash and cash equivalents and restricted cash - beginning of period	$56,932	$45,864

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$88,253	$56,349
Restricted cash	28,047	16,455
Total cash and cash equivalents and restricted cash - end of period	$116,300	$72,804

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $679 and $3,761 in 2020 and 2019, respectively	$19,482	$17,193
Non-cash interest capitalized to real estate under development	546	678
Additions to investment in real estate included in accounts payable and accrued liabilities	4,045	7,940

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”) all of which meet the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, loss on modification/extinguishment of debt, gain on involuntary conversion and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
FFO
Net loss	$(5,505)	$(1,158)	$(6,311)	$(1,291)
Real estate depreciation and amortization	5,872	4,590	11,430	9,139
FFO	$367	$3,432	$5,119	$7,848

AFFO
FFO	$367	$3,432	$5,119	$7,848
Amortization of real estate tax intangible	121	120	240	239
Amortization of above- and below-market leases	(129)	(406)	(228)	(830)
Straight-line rent adjustments	192	182	393	816
Amortization of debt origination costs	304	424	608	928
Amortization of LTIP awards	536	704	693	860
Loss on modification/extinguishment of debt	4,228	1,771	4,228	1,771
Gain on involuntary conversion	(85)	-	(85)	-
Non-recurring litigation-related expenses	160	-	424	-
Recurring capital spending	(238)	(127)	(383)	(280)
AFFO	$5,456	$6,100	$11,009	$11,352
AFFO Per Share/Unit	$0.12	$0.14	$0.25	$0.26

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA
Net loss	$(5,505)	$(1,158)	$(6,311)	$(1,291)
Real estate depreciation and amortization	5,872	4,590	11,430	9,139
Amortization of real estate tax intangible	121	120	240	239
Amortization of above- and below-market leases	(129)	(406)	(228)	(830)
Straight-line rent adjustments	192	182	393	816
Amortization of LTIP awards	536	704	693	860
Interest expense, net	9,979	8,210	19,767	16,484
Loss on modification/extinguishment of debt	4,228	1,771	4,228	1,771
Gain on involuntary conversion	(85)	-	(85)	-
Non-recurring litigation-related expenses	160	-	424	-
Adjusted EBITDA	$15,369	$14,013	$30,551	$27,188

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
NOI
Income from operations	$8,617	$8,823	$17,599	$16,964
Real estate depreciation and amortization	5,872	4,590	11,430	9,139
General and administrative expenses	2,594	2,579	4,917	4,247
Amortization of real estate tax intangible	121	120	240	239
Amortization of above- and below-market leases	(129)	(406)	(228)	(830)
Straight-line rent adjustments	192	182	393	816
NOI	$17,267	$15,888	$34,351	$30,575